BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
250 356-8626

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: January 6, 2014 04:08 PM Pacific Time

Incorporation Number: **C0908409**

Recognition Date and Time: Continued into British Columbia on April 15, 2011 04:35 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

CORECOMM SOLUTIONS INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
SUITE 704 - 595 HOWE STREET
PO BOX 35
VANCOUVER BC V6C 2T5
CANADA

Delivery Address:
SUITE 704 - 595 HOWE STREET
VANCOUVER BC V6C 2T5
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
SUITE 704 - 595 HOWE STREET
PO BOX 35
VANCOUVER BC V6C 2T5
CANADA

Delivery Address:
SUITE 704 - 595 HOWE STREET
VANCOUVER BC V6C 2T5
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
DIAKOW, GERALD

Mailing Address:
1537 54TH STREET
DELTA BC V4M 3H6
CANADA

Delivery Address:
1537 54TH STREET
DELTA BC V4M 3H6
CANADA

Last Name, First Name, Middle Name:
FITZSIMMONS, PATRICK JOSEPH

Mailing Address:
808 - 1160 HARO STREET
VANCOUVER BC V6E 1E2
CANADA

Delivery Address:
808 - 1160 HARO STREET
VANCOUVER BC V6E 1E2
CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value With Special Rights or Restrictions attached
2.	No Maximum	Preferred Shares	Without Par Value With Special Rights or Restrictions attached